Exhibit (q)(2)(i)

POWER OF ATTORNEY

Louis M. Mayberg, whose signature appears below, does hereby constitute and appoint Amy R. Doberman his true and lawful attorney-in-fact and agent (“Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities in the furtherance of the business and affairs of ProFunds, Access One Trust and ProShares Trust (each a “Trust” and collectively the “Trusts”): (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Investment Company Act of 1940 and the Securities Act of 1933 (together the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any Trust’s Registration Statement on Form N-1A or N-14 pursuant to the Acts, and any and all amendments thereto; and (ii) to execute any and all federal or state regulatory filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, the Trusts.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorney-in-Fact may lawfully do or cause to be done by virtue hereof.

By signing this Power of Attorney, I hereby revoke and rescind any earlier Power of Attorney signed by me in connection with my role as an officer of the Trusts. This Power of Attorney shall be revocable at any time by a writing signed by the undersigned and shall terminate automatically with respect to the Attorney-in-Fact named above if the undersigned ceases to be an officer of the Trusts.

Dated: September 22, 2010

/s/ Louis M. Mayberg
Louis M. Mayberg